                                                                      EXHIBIT 20

Chase Bank, Trustee                              Determination Date:   03-Oct-01
Manufactured Housing Contracts                   Remittance Date:      08-Oct-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                       For the Period Ended: 25-Sep-01
                                                 Lock-Out Date:           Mar-06

Information for Clauses (a) through (s), Section 7.01 -
                                                                        Class I A-1     Class I A-2    Class I A-3   Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                      4,944,277.26     388,110.00     315,426.67    493,758.60

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                         249,816.41
      (b) Partial Prepayments Received                                    513,252.28
      (c) Principal Payments in Full (Scheduled Balance)                3,940,454.34
      (d) Liquidated Contract Scheduled Balance                                 0.00
      (e) Section 3.05 Purchase Scheduled Balance                               0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)                0.00
                                                                       -------------  -------------  ------------  --------------
 Total Principal Distribution                                           4,703,523.03           0.00           0.00           0.00

 (c)  Interest Distribution                                               240,754.23     388,110.00     315,426.67     493,758.60
      Unpaid Interest Shortfall                                                 0.00           0.00           0.00           0.00
                                                                       -------------  -------------  ------------  --------------
 Total Interest Distribution                                              240,754.23     388,110.00     315,426.67     493,758.60

 (d)  Beginning Class I A and Class I B Principal Balance              50,908,382.80  76,100,000.00  57,700,000.00  81,895,000.00
      Less: Principal Distribution                                      4,703,523.03           0.00           0.00           0.00
                                                                       -------------  -------------  ------------  --------------
      Remaining Class A and Class B Principal Balance                  46,204,859.77  76,100,000.00  57,700,000.00  81,895,000.00
 (e)  Fees Due Servicer
      Monthly Servicing Fee                                               338,496.88        (h)        Pool Factor
      Section 8.06 Reimbursement Amount                                         0.00    Class I A-1     0.58046306
      Section 6.02 Reimbursement Amount                                    12,729.27    Class I A-2     1.00000000
      Reimburseable Fees                                                        0.00    Class I A-3     1.00000000
                                                                        ------------    Class I A-4     1.00000000
 Total Fees Due Servicer                                                  351,226.15    Class I A-5     1.00000000
                                                                                        Class I M-1     1.00000000
                                                                                        Class I B-1     1.00000000
                                                                                        Class I B-2     1.00000000
Information for Clauses (a) through (s), Section 7.01 -
                                                                         Class I A-5    Class I M-1     Class I B-1     Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                        93,881.12      91,241.70       96,664.33      114,483.25

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                      --------------  -------------   -------------   -------------
 Total Principal Distribution                                                   0.00           0.00            0.00            0.00

 (c)  Interest Distribution                                                93,881.12      91,241.70       96,664.33      114,483.25
      Unpaid Interest Shortfall                                                 0.00           0.00            0.00            0.00
                                                                      --------------  -------------   -------------   -------------
 Total Interest Distribution                                               93,881.12      91,241.70       96,664.33      114,483.25

 (d)  Beginning Class I A and Class I B Principal Balance              15,031,000.00  14,146,000.00   14,146,000.00   15,030,623.00
      Less: Principal Distribution                                              0.00           0.00            0.00            0.00
                                                                      --------------  -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance                  15,031,000.00  14,146,000.00   14,146,000.00   15,030,623.00


 (e)  Fees Due Servicer
      Monthly Servicing Fee                                          Original Balance        Rate
      Section 8.06 Reimbursement Amount                                79,600,000.00        5.6750%
      Section 6.02 Reimbursement Amount                                76,100,000.00        6.1200%
      Reimburseable Fees                                               57,700,000.00        6.5600%
                                                                       81,895,000.00        7.2350%
 Total Fees Due Servicer                                               15,031,000.00        7.4950%
                                                                       14,146,000.00        7.7400%
                                                                       14,146,000.00        8.2000%
                                                                       15,030,623.00        9.1400%
Information for Clauses (a) through (s), Section 7.01 -

 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f)  Previously Undistributed Shortfalls in (a) through (e)

 Total Principal Distribution
                                                                   1,834,319.90

 (c)  Interest Distribution                                        2,632,943.63
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                       When
 (d)  Beginning Class I A and Class I B Principal Balance                                 320,253,482.77
      Less: Principal Distribution                                 4,703,523.03         is less than
                                                                                          353,648,623.00
      Remaining Class A and Class B Principal Balance                                               0.10
                                                                                           35,364,862.30
 (e)  Fees Due Servicer                                                                We can prepay
      Monthly Servicing Fee                                                        Rate
      Section 8.06 Reimbursement Amount                               Class A-1   5.675%   50,908,382.80    2,889,051
      Section 6.02 Reimbursement Amount                               Class A-2   6.120%   76,100,000.00    4,657,320
      Reimburseable Fees                                              Class A-3   6.560%   57,700,000.00    3,785,120
                                                                      Class A-4   7.235%   81,895,000.00    5,925,103
 Total Fees Due Servicer                                              Class A-5   7.495%   15,031,000.00    1,126,573
                                                                      Class A-6   7.740%   14,146,000.00    1,094,900
                                                                      Class B-1   8.200%   14,146,000.00    1,159,972
                                                                      Class B-2   9.140%   15,030,623.00    1,373,799


                                                                                          324,957,005.80   22,011,839    6.77%

Chase Bank, Trustee                              Determination Date:   03-Oct-01
Manufactured Housing Contracts                   Remittance Date:      08-Oct-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                       For the Period Ended: 25-Sep-01
                                                 Lock-Out Date:           Mar-06

                                                                       Unpaid                                              Unpaid
                                                   No. of             Principal       Delinquency as           No. of     Principal
                                                  Contracts            Balance    of Calendar Month End       Contracts    Balance
 (f)  Delinquency as of the Due Period

      31-59 Days Delinquent                          288              11,293,534   31-59 Days Delinquent          196     7,744,157
      60-89 Days Delinquent                          65                2,311,149   60-89 Days Delinquent           55     2,115,033
      90+ Days Delinquent                            79                3,719,007   90+ Days Delinquent             71     3,557,371

      3-Month Avg Thirty-Day Delinquency Ratio 5.29%                               3-Month Avg Thirty-Day
      3-Month Avg Sixty-Day Delinquency Ratio  1.84%                                  Delinquency Ratio                        3.40%
                                                                                   3-Month Avg Sixty-Day
 (g)  Section 3.05 Repurchases                                              0.00      Delinquency Ratio                        1.41%

 (i)  Class R Distribution Amount                                     798,623.73       Acquisition Loss Amount
      Reposession Profits                                                   0.00
                                                                                   Current Month Acquisition Loss Amount     55,519
 (j)  Principal Balance of Contracts in Repossession                1,071,938.11   Cumulative Acquisition Loss Amount       183,406

 (k)  Aggregate Net Liquidation Losses                                      0.00

 (l)  (x) Class B-2 Formula Distribution Amount                       114,483.25
      (y) Remaining Amount Available                                  913,106.98
                                                                      ----------
      Amount of (x) over (y)                                                0.00

 (m)  Class B-2 Liquidation Loss Amount                                     0.00

 (n)  Guarantee Payment                                                     0.00

 (o)  Unadvanced Shortfalls                                                 0.00

                                                          No.     $
 (p)  Units repossessed                                   21          681,840.54

 (q)  Principal Prepayments paid                                    4,453,706.62

 (r)  Scheduled Principal Payments                                    249,816.41

 (s)  Weighted Average Interest Rate                                       11.28%

Chase Bank, Trustee                              Determination Date:   03-Oct-01
Manufactured Housing Contracts                   Remittance Date:      08-Oct-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                       For the Period Ended: 25-Sep-01
                                                 Lock-Out Date:           Mar-06


                     Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt       7,413,067.97
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st   519,496.35

(ii)  Monthly Advance made                                                   0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                   13,112.18
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                780.65
(v)   Principal due Holders                                                  0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                      243,396.98
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                 15,367.36
(ii)  Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                 0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                   0.00
   (iii) Monthly Servicing Fee                                         338,496.88
   (iv)  Reimburseable Liquidation Expenses                             12,729.27
   (v)   Section 6.04 (c) reimbursement                                      0.00
   (vi)  Section 8.06 reimbursement                                          0.00
   (vii) Amounts not required to be deposited-SubServicer-21st               0.00

Total Due Servicer                                                     351,226.15

Available Distribution Amount-Vanderbilt                             6,831,557.02
Available Distribution Amount-SubServicer-21st                         504,909.64
To Class A and B                                                     6,537,842.93

Monthly Excess Cashflow                                                798,623.73

Weighted Average Remaining Term (months)                                   248.00

      Scheduled Balance Computation

      Prior Month Balance                                          324,957,005.80

      Current Balance                            320,342,699.01
        Adv Principal                                 51,831.59
        Del Principal                                141,047.83
      Pool Scheduled Balance                                       320,253,482.77

      Principal Payments in Full                   3,940,454.34
      Partial Prepayments                            513,252.28

      Scheduled Principal                            249,816.41

      Collateral Balance                                           320,342,699.01